UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2024

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)
(310)
481-8400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Name of each exchange on which registered	Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC
Securities registered pursuant to Section 12(g) of the Act:

Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Kilroy Realty Corporation:
Emerging growth company ☐
Kilroy Realty, L.P.:
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

ITEM 8.01	OTHER EVENTS
On February 27, 2024, the Board of Directors (the “Board”) of Kilroy Realty Corporation (the “Company”) approved a new share repurchase program (the “Share Repurchase Program”) that authorizes the repurchase of shares of the Company’s common stock having an aggregate gross purchase price of up to $500.0 million. The Share Repurchase program supersedes and replaces the Company’s existing share repurchase program.
Under the Share Repurchase Program, repurchases can be made from time to time using a variety of methods, which may include open market purchases and privately negotiated transactions, all in accordance with the requirements of the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions and other considerations. The Share Repurchase Program does not obligate the Company to acquire any particular amount of its common stock, and the Share Repurchase Program may be suspended or discontinued at any time at the Company’s discretion.
On March 1, 2024, the Company and Kilroy Realty, L.P. (the “Operating Partnership”) entered into a sales agreement (as may be amended from time to time, the “Sales Agreement”) with Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC (each, an “Agent” and, collectively, the “Agents”), the Forward Sellers (as defined below) and the Forward Purchasers (as defined below) providing for the offer and sale of shares of the Company’s common stock, par value $0.01 per share (the “common stock”), having an aggregate gross sales price of up to $500,000,000 from time to time through the Agents, acting as the Company’s sales agents, or through the Forward Sellers, acting as sales agents to the relevant Forward Purchasers, or directly to the Agents acting as principal.
Sales, if any, of shares of the Company’s common stock made through the Agents, as the Company’s sales agents, or the Forward Sellers pursuant to the Sales Agreement, may be made (1) in “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended) by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made on the New York Stock Exchange, sales made to or through market makers and sales made through other securities exchanges or electronic communications networks and (2) in such privately negotiated transactions, which may include block trades, as the Company and any Agent or Forward Seller may agree.
The Sales Agreement contemplates that, in addition to the issuance and sale by the Company of shares of the Company’s common stock to or through the Agents, the Company may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), each with Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Nomura Global Financial Products, Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, the Company expects that such Forward Purchaser will attempt to borrow from third parties and sell, through the relevant Forward Seller, acting as sales agent for such Forward Purchaser, shares of the Company’s common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. In this Current Report, an Agent or Nomura Securities International, Inc. (acting through BTIG, LLC as agent), when acting as sales agent for the relevant Forward Purchaser, is referred to as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” Unless otherwise expressly stated or the context otherwise requires, references herein to the “appointed,” “applicable” “relevant” Forward Seller with respect to a particular Forward Purchaser will be the Forward Seller entity that is the same entity as, or an affiliate of, such Forward Purchaser. The Company will not receive any proceeds from any sale of shares of the Company’s common stock borrowed by a Forward Purchaser and sold through the appointed Forward Seller.
The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, the Company may also elect, in its discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of the Company’s common stock (in the case of net share settlement) to the relevant Forward Purchaser.
The Company will pay the applicable Agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the Company’s common stock sold through such Agent, as the Company’s sales agent, under the Sales Agreement. In connection with each forward sale agreement, the Company will pay the applicable Forward Seller a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of the Company’s common stock sold through such Forward Seller during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an
“ex-dividend”
date during such forward selling period). The Company may also agree with any Forward Seller to sell shares of the Company’s common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, and for which the Company may agree to pay such Forward Seller a commission that may exceed 2.0% of the gross sales price per share of the Company’s common stock sold.
Neither an Agent, as the Company’s sales agent, nor a Forward Seller is required to sell any specific number or dollar amount of shares of the Company’s common stock but each has agreed to use its commercially reasonable efforts to sell, on the terms and subject to the conditions of the Sales Agreement, shares of the Company’s common stock on terms agreed upon by such Agent or such Forward Seller, the Company and, in the case of shares offered through a Forward Seller, the relevant Forward Purchaser from time to time. The shares of the Company’s common stock offered and sold through the Agents, as the Company’s sales agents, or through the Forward Sellers, pursuant to the Sales Agreement will be offered and sold through only one Agent or Forward Seller on any given day.
Under the terms of the Sales Agreement, the Company may also sell shares of the Company’s common stock to one or more of the Agents as principal, at a price per share to be agreed upon at the time of sale. If the Company sells shares to one or more of the Agents as principal, the Company will enter into a separate term agreement with such Agent or Agents, as the case may be, and the Company will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to an Agent as principal, the Company may agree to pay the applicable Agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Agent, as principal.
The Company intends to use the net cash proceeds it receives from the issuance and sale by the Company of any shares of its common stock to or through the Agents and any net cash proceeds it receives upon settlement of any forward sale agreements with the relevant Forward Purchasers for general corporate purposes, which may include funding development projects, acquiring land and properties and repaying indebtedness. Pending application of the net cash proceeds for those purposes, the Company may temporarily invest such net proceeds in marketable securities.
Any shares of common stock that the Company may offer, issue and sell, and any shares of borrowed common stock that the Forward Purchasers may offer and sell, pursuant to the Sales Agreement will be offered and sold pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on September 15, 2022 (File Nos.
333-267440
and
333-267440-01),
and a prospectus supplement, dated March 1, 2024, and an accompanying prospectus dated September 15, 2022 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The Sales Agreement (which includes, as an exhibit thereto, the form of the forward sale agreement) is filed as Exhibit 1.1 to this Current Report. The description of certain provisions of the Sales Agreement and the forward sale agreement appearing in this Current Report is not complete and is subject to, and qualified in its entirety by reference to, the Sales Agreement (including such form of forward sale agreement included therein) filed herewith as an exhibit to this Current Report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

1.1*	Sales Agreement, dated March 1, 2024, between and among Kilroy Realty Corporation, Kilroy Realty, L.P., the Agents, the Forward Sellers and the Forward Purchasers (including the forms of Terms Agreement and Forward Sale Agreement).

5.1*	Opinion of Ballard Spahr LLP.

23.1*	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

99.1*	Form of Forward Sale Agreement, between the Company and a Forward Purchaser (included in Exhibit 1.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation

Date: March 1, 2024

	By:	/s/ Merryl E. Werber
Merryl E. Werber
Senior Vice President,
Chief Accounting Officer and Controller
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.

Date: March 1, 2024

	By:	Kilroy Realty Corporation,
Its general partner

	By:	/s/ Merryl E. Werber
Merryl E. Werber
Senior Vice President,
Chief Accounting Officer and Controller